UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 30, 2023
(Date of earliest event reported)

Firsthand Technology Value Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00830 (Commission File Number)	27-3008946 IRS Employer Identification Number)
150 Almaden Blvd., Suite 1250 San Jose, CA (Address of principal executive offices)		95113 (Zip Code)

(800) 976-8776
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[  ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[  ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

[ ] Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 30, 2023, Omar Billawala resigned as the Chief Financial Officer of Firsthand Technology Value Fund, Inc. (the “Company”), effective on that date. The Board of Directors accepted Mr. Billawala’s resignation and appointed Kevin Landis, the current Chairman of the Board of Directors, and President and Chief Executive Officer of the Company to serve as the Company’s Chief Financial Officer, also effective on August 30, 2023.

The following table sets forth certain information about Mr. Landis. The address for Mr. Landis is 150 Almaden Boulevard, Suite 1250, San Jose, CA 95113.

Name (Year Born)	Kevin Landis (born 1961)
Position(s) Held with the Company, Proposed Term of Office/Time of Service	Chairman of the Board of Directors, President and Chief Executive Officer. Director (to serve until the 2023 Annual Meeting of Stockholders), elected annually as an officer. Served since 2010.
Principal Occupations During Past Five Years	President of Firsthand Capital Management, Inc. (“FCM”) since 2009; Chairman and Founder of Firsthand Funds since 1994; Portfolio Manager of Firsthand Alternative Energy Fund since 2007, and of Firsthand Technology Opportunities Fund since 1999; Portfolio Manager of the Company since April 2011. Chief Executive Officer of Wrightspeed, Inc. since November 23, 2022 and Chief Executive Officer of IntraOp Medical Corp. since June 30, 2023.
Number of Portfolios in Fund Complex(1) Overseen as a Director	3
Other Directorships Held by Director During the Past Five Years

Current: Firsthand Funds (since 1994); Hera Systems, Inc.; IntraOp Medical Corp.; Pivotal Systems Corp.; Revasum, Inc.; Wrightspeed, Inc. (other than Firsthand Funds, all private technology portfolio companies).

Former: Hiku Labs, Inc. (from August 2015 through October 2016); Phunware, Inc. (from March 2014 through January 2018); QMAT, Inc. (from December 2012 to December 2019); Vufine, Inc. (from March 2015 through May 2019); Telepathy Investors Inc. (July 2014 through December 2020); Silicon Genesis Corp. (from January 2008 through January 2023).

(1) The 1940 Act requires the term “Fund Complex” to be defined to include registered investment companies advised by the Fund’s investment adviser, FCM, and, as a result, the Fund Complex includes the Company and Firsthand Funds, a family of open-end funds registered under the 1940 Act that are managed by FCM.

Other biographical information about Mr. Landis

Kevin Landis, 62, in addition to being President and Chief Investment Officer of FCM, is also the President and Chief Executive Officer of Firsthand Funds, which he co-founded in 1994. Mr. Landis is a well-known technology investor who serves as portfolio manager for Firsthand Alternative Energy Fund and Firsthand Technology Opportunities Fund, each a series of Firsthand Funds. Mr. Landis is currently also the Chief Executive Officer of Wrightspeed, Inc. and IntraOp Medical Corp., two of the Company’s portfolio companies. He currently serves on the boards of directors at a number of private technology portfolio companies: Hera Systems, Inc., IntraOp Medical Corporation, Pivotal Systems Corp., Revasum, Inc., and Wrightspeed, Inc. Other than Firsthand Funds, all are private technology portfolio companies. From August 2015 through October 2016, Mr. Landis served as a director of Hiku Labs, Inc., from March 2014 through January 2018, Mr. Landis served as a director of Phunware, Inc., from March 2015 through May 2019, Mr. Landis served as a director of Vufine, Inc., from December 2012 through December 2019, Mr. Landis served as a director of QMAT, Inc., from July 2014 to December 2020, Mr. Landis served as a director of Telepathy Investors Inc. From January 2008 through January 2023, Mr. Landis served as a director of Silicon Genesis Corporation. In determining Mr. Landis’ qualifications to serve on the Board, the Board considered Mr. Landis’s over two decades of experience in engineering, market research, product management, and investing in the technology sector. Mr. Landis appears regularly on CNBC, CNBC Asia, and Bloomberg News, and has been featured in Forbes, Fortune, Time, and Money magazines. Mr. Landis holds a bachelor’s degree in Electrical Engineering and Computer Science from the University of California at Berkeley and an MBA from Santa Clara University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 1, 2023	FIRSTHAND TECHNOLOGY VALUE FUND, INC.

	By:	/s/ KEVIN LANDIS

Kevin Landis

President